UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2017
The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1947 Briarfield Boulevard, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company
[ ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of The Andersons, Inc. was held on May 12, 2017 to elect ten directors, to provide advisory approval or disapproval of executive compensation, to recommend the frequency of advisory votes on executive compensation, and to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm. The results of the voting are as follows:

Proposal 1 - Election of directors:

Director	For	Against	Withheld	Non Votes
Patrick E. Bowe	21,753,625	—	473,491	4,666,986
Michael J. Anderson, Sr.	21,586,536	—	640,580	4,666,986
Gerard M. Anderson	21,828,589	—	398,527	4,666,986
Catherine M. Kilbane	21,201,130	—	1,025,986	4,666,986
Robert J. King, Jr.	21,184,049	—	1,043,067	4,666,986
Ross W. Manire	21,776,916	—	450,200	4,666,986
Donald L. Mennel	21,508,727	—	718,389	4,666,986
Patrick S. Mullin	21,753,246	—	473,870	4,666,986
John T. Stout, Jr.	21,201,418	—	1,025,698	4,666,986
Jacqueline F. Woods	20,918,407	—	1,308,709	4,666,986

Proposal 2 - Advisory approval or disapproval of executive compensation (non-binding):

For:	20,638,904
Against:	1,502,895
Abstain:	85,317
Non Votes:	4,666,986

Proposal 3 - Recommendation on the frequency of advisory votes on executive compensation (non-binding):

1 Year:	16,792,934
2 Years:	28,821
3 Years:	5,368,197
Abstain:	37,164
Non Votes	4,666,986

Proposal 4 - Ratification of appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year ending December 31, 2017:

For:	26,441,879
Against:	355,495
Abstain:	96,728
Non Votes:	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

May 15, 2017	By:	/s/ John Granato

Name: John Granato
Chief Financial Officer
(Principal Financial Officer)